UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Einride AB

(Exact Name of Registrant as Specified in its Charter)

Sweden	N/A
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

Stadsgården 6

116 45 Stockholm

Sweden

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
American depositary shares, each representing one ordinary share	The Nasdaq Stock Market LLC
Ordinary shares, par value SEK 0.004585 per share*	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one American depositary share	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American depositary shares on The Nasdaq Global Market. The American depositary shares represent ordinary shares and are registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6, as amended (Registration No. 333-295374). Accordingly, the American depositary shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-295212

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities to be registered hereunder is contained in “Description of Einride’s Share Capital” and “Description of American Depositary Shares” in the proxy statement/prospectus forming a part of the Registration Statement on Form F-4 (Registration No. 333-295212), initially filed with the Securities and Exchange Commission on April 21, 2026, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

The American Depositary Shares and the Warrants to be registered hereunder are expected to be listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “ENRD” and “ENRDW,” respectively.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 8, 2026	EINRIDE AB

	By:	/s/ Roozbeh Charli
	Name:	Roozbeh Charli
	Title:	Chief Executive Officer

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